UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2006

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2006, the Compensation Committee (the Committee) of the Board of Directors of ImmunoGen, Inc. (the Company), authorized payment of cash bonuses for fiscal year 2006 and annual stock option awards to the Company's executive officers. The Committee also authorized salary increases for the Company's executive officers and established target bonus potential for fiscal 2007. The Company does not have formal written incentive or bonus plans for executives, but a summary of the manner in which cash bonuses are determined is set forth below.

The Committee establishes key performance criteria, based upon the corporate goals and objectives, to be met by the Company annually and evaluates the Company’s actual performance against those criteria in its determination of whether incentive or bonus payments should be made to executives. Such criteria include the Company’s actual financial performance against the Company’s plan for the applicable fiscal year, the Company meeting certain research and development milestones and meeting key targets associated with its collaborations. Each executive officer is eligible to receive a target bonus expressed as a percentage of their base salary. The actual bonus amount for each executive officer is determined based on both their individual performance and the Company’s actual performance against its predetermined key performance criteria. Determination of the executive officer’s individual performance is based on the level of accomplishment against his or her predetermined annual performance goals and objectives.

The key performance criteria established by the Committee for fiscal year 2006 were related to research and development milestones, including milestones associated with the Company’s clinical trials, supply chain milestones, meeting key targets associated with its collaborations and financial performance. The key performance criteria for fiscal year 2007 have not yet been approved by the Committee.

The cash bonuses related to fiscal 2006, base salaries and target bonuses percentages for fiscal 2007 and the annual stock option awards for ImmunoGen’s executive officers are listed in Exhibit 10.1 and are incorporated herein by this reference. Additional information on executive compensation is included in ImmunoGen’s proxy statement for its annual meeting of shareholders.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

10.1	Cash bonuses for fiscal 2006, annual stock option awards for ImmunoGen’s executive officers and fiscal 2007 base salaries and target bonus percentages.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: June 13, 2006	/s/ Daniel M. Junius

Daniel M. Junius
Senior Vice President and Chief Financial Officer

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Exhibit 10.1

ImmunoGen, Inc.

Named Executive Officer	2007 Base Salary($)	2007 Target Bonus (% of Base Salary)	2006 Bonus($)	2006 Stock Option Award (1) (# of shares)

Mitchel Sayare, Ph.D. Chairman of the Board, Chief Executive Officer and President	441,600	40%	142,994	75,000

Walter A. Blättler, Ph.D. Director and Executive Vice President, Science and Technology	319,500	35%	85,200	65,000

Daniel M. Junius Senior Vice President, Chief Financial Officer	330,000	35%	96,600	65,000

John M. Lambert, Ph.D. Senior Vice President, Pharmaceutical Development	268,230	30%	61,308	35,000

Pauline Jen Ryan Senior Vice President, Corporate Development and Operations	254,725	30%	55,576	35,000

(1)	2006 stock awards vest in three equal installments on each of the first three anniversaries of the date of the grant.